As filed with the Securities and Exchange Commission on August 3, 2000 Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                      INTERNAP NETWORK SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)



       WASHINGTON                                        91-1896926
(State of Incorporation)                    (I.R.S. Employer Identification No.)



                          601 UNION STREET, SUITE 1000
                            SEATTLE, WASHINGTON 98101
              (Address of principal executive offices and zip code)


                           1999 EQUITY INCENTIVE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                     2000 NON-OFFICER EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                ---------------

    PAUL E. MCBRIDE, CHIEF FINANCIAL OFFICER                 COPIES TO:
THOMAS B. YOUTH, ESQ., DIRECTOR OF LEGAL AFFAIRS     CHRISTOPHER W. WRIGHT, ESQ.
     INTERNAP NETWORK SERVICES CORPORATION              H. MARLOW GREEN, ESQ.
          601 UNION STREET, SUITE 1000                   COOLEY GODWARD LLP
           SEATTLE, WASHINGTON 98101                     5200 CARILLON POINT
                 (206) 441-8800                       KIRKLAND WASHINGTON 98033
    (Name, address, and telephone number,                 (425) 893-7700
  including area code, of agent for service)



                                ---------------

                         CALCULATION OF REGISTRATION FEE


==================================================================================================================================
                                                                        Proposed Maximum       Proposed Maximum         Amount of
                Title of Securities                    Amount to be         Offering               Aggregate          Registration
                 to be Registered                     Registered (1)     Price per Share       Offering Price(2)           Fee
----------------------------------------------------------------------------------------------------------------------------------
   1999 Equity Incentive Plan                            4,831,738          $33.56               $162,153,127            $42,809
   1999 Employee Stock Purchase Plan                     1,500,000          $33.56                $50,340,000            $13,290
   2000 Non-Officer Equity Incentive Plan                3,500,000          $33.56               $117,460,000            $31,010
==================================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"). The price per share is estimated to be $33.56 based on the average of the high ($37.13) and low ($30.00) sale prices of the Company's Common Stock as reported on the Nasdaq Stock Market for July 28, 2000.

================================================================================

                                     PART I

ITEM 1.       PLAN INFORMATION

              Not required to be filed with this Registration Statement.

ITEM 2.       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

              Not required to be filed with this Registration Statement.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by InterNAP Network Services Corporation, a Washington corporation (the "Company"), with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (a) The Registration Statement on Form S-8 (File No. 333-89369) filed on October 20, 1999.

         (b) The Registration Statement on Form S-8 (File No. 333-37400) filed on May 19, 2000.

         (c) The final prospectus filed under Rule 424(b) of the Securities Act contained in the Company's Registration Statement on Form S-1 (File No. 333-95503), filed April 7, 2000, under the Securities Act including any amendments or reports filed for the purpose of updating such prospectus;

         (d) All other reports filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the last fiscal year covered by the Registration Statement on Form S-1 referred to in (a) above; and

         (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed September 7, 1999, under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

ITEM 4.       DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not required to be filed with this Registration Statement.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS


         Not required to be filed with this Registration Statement.


ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

                                       1.

ITEM 8.       EXHIBITS


EXHIBIT
NUMBER      DESCRIPTION
   4.1*     Specimen Common Stock Certificate.

   5.1      Opinion of Cooley Godward LLP.

   23.1     Consent of PricewaterhouseCoopers LLP.

   23.2     Consent of Counsel (included in Exhibit 5.1).

   24.1     Power of Attorney (contained on signature page).

   99.2 Registrant's 2000 Non-Officer Equity Incentive Plan, as amended.

* Incorporated by reference from the Company's Registration Statement on Form S-1, as amended (333-95503), declared effective by the Commission on April 6, 2000.

ITEM 9.       UNDERTAKINGS

Not required to be filed with this Registration Statement.


                                       2.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on August 2, 2000.


                            INTERNAP NETWORK SERVICES CORPORATION
                            a Washington corporation

                            By:      /s/ Paul E. Mcbride
                                     ------------------------------------------
                                     Paul E. McBride
                            Title: Chief Financial Officer and Vice President of Finance

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul E. McBride and Anthony C. Naughtin, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                TITLE                                        DATE
/s/      ANTHONY C. NAUGHTIN                  Chief Executive Officer and President               August 2, 2000
-----------------------------------           (Principal Executive Officer)
Anthony C. Naughtin

/s/      PAUL E. MCBRIDE                      Chief Financial Officer and Vice                    August 2, 2000
-----------------------------------           President of Finance (Principal
Paul E. Mcbride                               Finance and Accounting Officer)

/s/      EUGENE EIDENBERG                     Chairman of the Board                               August 2, 2000
-----------------------------------
Eugene Eidenberg

/s/      WILLIAM J. HARDING                   Director                                            August 2, 2000
-----------------------------------
William J. Harding

/s/      FREDRIC W. HARMAN                    Director                                            August 2, 2000
-----------------------------------
Fredric W. Harman

/s/      KEVIN L. OBER                        Director                                            August 2, 2000
-----------------------------------
Kevin L. Ober

/s/      ROBERT D. SHURTLEFF, JR              Director                                            August 2, 2000
-----------------------------------
Robert D. Shurtleff, Jr.


                                       3.

                                  EXHIBIT INDEX



EXHIBIT
NUMBER        DESCRIPTION
      4.1*    Specimen Common Stock Certificate.

      5.1     Opinion of Cooley Godward LLP.

     23.1     Consent of PricewaterhouseCoopers LLP.

     23.2     Consent of Counsel (included in Exhibit 5.1).

     24.1     Power of Attorney (contained on signature page).

     99.2     Registrant's 2000 Non-Officer Equity Incentive Plan, as amended.

* Incorporated by reference from the Company's Registration Statement on Form S-1, as amended (333-95503), declared effective by the Commission on April 6, 2000.


                                       4.